UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2015

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2015, Coca-Cola Enterprises, Inc. (the Company) issued a press release announcing the appointment of Damian Gammell as its chief operating officer, effective later this year. Mr. Gammell will be located in Great Britain, and the material terms of his compensation arrangements provide for an annual base salary of $1,050,000, which will be converted to GBP prior to his hire date, and a target bonus of 130% of his annual salary under the Executive Management Incentive Plan. Mr. Gammell will be eligible to receive an annual long-term incentive (LTI) award with a value of $5,200,000, which will have the same vesting schedule as other annual award recipients, as well as a new hire award of restricted stock units (RSUs) with an approximate value of $4,000,000. The RSU award will vest in increments of 25% on the first and second anniversaries of the award date and 50% on the third anniversary. Mr. Gammell will also receive a cash sign-on bonus of $3,000,000, which is payable over two years. In addition, the Company will pay Mr. Gammell approximately $2,750,000, which represents a portion of the incentive compensation from his current employer that he will forfeit by becoming our employee during 2015. If Mr. Gammell is involuntarily terminated prior to 2018 for any reason, other than for cause, or if he voluntarily terminates his employment for good reason, he would retain his new hire RSU award and his cash sign-on bonus, provided that he releases, in writing, the Company and its associated companies from any legal claims related to his employment and/or his termination. If Mr. Gammell were to voluntarily terminate his employment (other than for good reason) prior to the end of 2018, he would be required to repay his sign-on bonus and any unvested RSUs from his new hire award would be forfeited.

The Company also announced the retirement of Hubert Patricot, President, Europe Group during 2016. John F. Brock, the Company’s Chairman and Chief Executive Officer, expressed his appreciation for Mr. Patricot’s invaluable contributions to Coca-Cola Enterprises, as well as to the Coca-Cola system. During his almost 30 years of service, Mr. Patricot has served in a variety of senior executive and management roles, including as an Executive Vice President of the Company and as General Manager of its businesses in Great Britain and France. He will continue to serve as Chairman of UNESDA, the Union of European Soft Drinks Associations.

The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: August 11, 2015	By:	/s/Suzanne N. Forlidas
	Name:	Suzanne N. Forlidas
	Title:	Vice President, Secretary and Deputy General Counsel

EXHIBIT LIST

EXHIBIT
NUMBER         DESCRIPTION
99.1             Press Release dated August 6, 2015.